Exhibit 99.1

THE HOWARD HUGHES CORPORATION NAMES CORRENE LOEFFLER AS CHIEF FINANCIAL OFFICER

HOUSTON, TX. (April 8, 2021) — The Howard Hughes Corporation (NYSE: HHC) today announced that Correne Loeffler has been appointed to serve as the company's Chief Financial Officer, effective April 19, 2021. Ms. Loeffler succeeds David O’Reilly as the company’s CFO, a position that he has held since joining HHC in 2016 and has continued to hold on an interim basis since being appointed HHC’s Chief Executive Officer in December 2020.

Prior to joining HHC, Ms. Loeffler held the position of Chief Financial Officer for Whiting Petroleum Corporation, where she managed the company’s Finance, Accounting, and Corporate Planning organizations, as well as helped restructure $2.4 billion of unsecured debt. She previously served as Vice President of Finance and Treasurer for the Callon Petroleum Company in Houston. In addition, she served as Callon’s Interim Chief Financial Officer. Prior to that she spent over a decade at JPMorgan Securities before leaving as an Executive Director in the Corporate Client Banking group. Ms. Loeffler also held positions at Bank of America and Accenture.

“Correne’s experience in leading organizations, developing talent and driving performance as well as her financial expertise will make her a valued addition to HHC,” said David O’Reilly, Chief Executive Officer, The Howard Hughes Corporation. “Her ability to operate and deliver in complicated and fluid situations as well as work with varied stakeholders will help us continue to accelerate development across our portfolio and achieve our financial goals. Correne makes an important addition to our executive leadership team.”

HHC recently announced plans to accelerate growth across the company’s acclaimed portfolio of Master Planned Communities and mixed-use small cities, with over 2,000,000 square feet of new developments in Downtown Columbia, MD; Ward Village in Honolulu; Summerlin in Las Vegas; and Bridgeland in the Houston region.

“This is an exciting time to be joining The Howard Hughes Corporation, as the company is poised to accelerate its growth given their robust balance sheet,” said Ms. Loeffler. “I am looking forward to being part of the next chapter for HHC and helping to drive long-term value creation across the company's collection of exceptional assets."

Ms. Loeffler graduated from Indiana University with a Bachelor of Arts degree in Computer Science and a minor in Mathematics. She holds a Master of Business Administration degree from the McCombs School of Business at The University of Texas at Austin.

About The Howard Hughes Corporation®

The Howard Hughes Corporation owns, manages, and develops commercial, residential, and mixed-use real estate throughout the U.S. Its award-winning assets include the country’s preeminent portfolio of master planned communities, as well as operating properties and development opportunities including: the Seaport in New York; Downtown Columbia®, Maryland; The Woodlands®, The Woodlands Hills®, and Bridgeland® in the Greater Houston, Texas area; Summerlin®, Las Vegas; and Ward Village® in Honolulu, Hawaiʻi. The Howard Hughes Corporation’s portfolio is strategically positioned to meet and accelerate development based on market demand, resulting in one of the strongest real estate platforms in the country. Dedicated to innovative placemaking, the company is recognized for its ongoing commitment to design excellence and to the cultural life of its communities. The Howard Hughes Corporation is traded on the New York Stock Exchange as HHC. For additional information, visit www.howardhughes.com.

Safe Harbor Statement

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “expect,” “enables,” “realize”, “plan,” “intend,” “assume,” “transform” and other words of similar expression, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, estimates, assumptions, and projections as of the date of this release and are not guarantees of future performance. Actual results may differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially are set forth as risk factors in The Howard Hughes Corporation’s filings with the Securities and Exchange Commission, including its Quarterly and Annual Reports. The Howard Hughes Corporation cautions you not to place undue reliance on the forward-looking statements contained in this release. The Howard Hughes Corporation does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

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Contacts

The Howard Hughes Corporation
Media Contact
The Howard Hughes Corporation
Cristina Carlson, 646-822-6910
SVP, Head of Corporate Communications

cristina.carlson@howardhughes.com

Investor Relations
The Howard Hughes Corporation
David M. Striph, 281-929-7772
EVP, Head of Operations & Investor Relations
david.striph@howardhughes.com